Exhibit 99.1

Form 3 Joint Filer Information

Name:	CCM Frontier JV Holdco, LLC
Address:	875 Third Avenue 11th Floor New York, NY 10022
Date of Event Requiring Statement:	08/04/2026

Name:	CCM Frontier Power USA Holdings, LP
Address:	875 Third Avenue 11th Floor New York, NY 10022
Date of Event Requiring Statement:	08/04/2026

Name:	CCM Frontier Power USA Holdings GP, LLC
Address:	875 Third Avenue 11th Floor New York, NY 10022
Date of Event Requiring Statement:	08/04/2026